Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-160123) of Inovio Pharmaceuticals, Inc.,

2.	Registration Statement (Form S-3 No. 333-176670) of Inovio Pharmaceuticals, Inc.,

3.	Registration Statement (Form S-3 No. 333-193698) of Inovio Pharmaceuticals, Inc.,

4.	Registration Statement (Form S-3 No. 333-197584) of Inovio Pharmaceuticals, Inc.,

5.	Registration Statement (Form S-3 No. 333- 204420) of Inovio Pharmaceuticals, Inc.,

6.	Registration Statement (Form S-8 No. 333-120061) pertaining to Genetronics Biomedical Corporation Amended 2000 Stock Option Plan,

7.	Registration Statement (Form S-8 No. 333-136126) pertaining to Inovio Biomedical Corporation Amended 2000 Stock Option Plan,

8.	Registration Statement (Form S-8 Nos. 333-142938, 333-150769, and 333-161559) pertaining to Inovio Biomedical Corporation 2007 Omnibus Incentive Plan,

9.	Registration Statement (Form S-8 No. 333-156035) pertaining to Inovio Biomedical Corporation Viral Genomics, Inc. Equity Compensation Plan, and

10.	Registration Statement (Form S-8 Nos. 333-166906, 333-174353, 333-181532, 333-192318, 333-196325, and 333-209155) pertaining to Inovio Pharmaceuticals, Inc’s 2007 Omnibus Incentive Plan.

of our reports dated March 11, 2016, with respect to the consolidated financial statements of Inovio Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Inovio Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Inovio Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California
March 11, 2016